Exhibit 10.2

November 14, 2007

[Name]

[Address]

Dear                     :

The purpose of this letter agreement is to confirm our agreement regarding certain stock options that Semtech Corporation (“Semtech”) previously granted to you.

Semtech has determined that the following stock options (the “Options”) may have been granted to you at a discount (meaning that the exercise price of the option may have been less than the fair market value of the shares covered by the option on the grant date):

Date of Grant (as indicated on your award agreement)	Per-Share Exercise Price	Total Number of Shares Granted	Shares Vested After 12/31/04

By signing this letter agreement, you and Semtech agree that each of the Options listed above, to the extent such Option is currently outstanding and had not vested as of December 31, 2004, is hereby terminated and you will have no further rights with respect thereto or in respect thereof. If this letter agreement accurately reflects our agreement as to these matters, please sign below and return an executed version of this letter agreement to me.

Sincerely,

Ken Barry
Vice President, Human Resources

Acknowledged and Agreed:

[Insert Name]